UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2003

GUSANA EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-72802
(Commission File Number)

98-0352633
(IRS Employer Identification No.)

#244 - 2906 West Broadway Street, Vancouver, B.C. Canada V6K 1G8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 833-3903

Item 5. Other Events

On May 27, 2003, the board of directors of the Corporation accepted Michael Lathigee's resignation as a director and Vice President of Corporate Development of the Corporation. On May 27, 2003, the board of directors of the Corporation also accepted Patrick Forseille's resignation as a director and Chief Technical Officer of the Corporation. Both Mr. Lathigee and Mr. Forseille resigned to pursue other career opportunities and neither of Mr. Lathigee and Mr. Forseille resigned because of a disagreement with the Corporation on any matter relating to the Corporation's operations, policies or practices. The Corporation did not receive any letter from Messrs. Lathigee and Forseille describing any disagreement or requesting disclosure of any matter in relation to their resignations.

Subsequent to the acceptance of the resignations of Messrs. Lathigee and Forseille, the board of directors of the Corporation reduced the number of directors of the Corporation from four (4) to two (2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUSANA EXPLORATIONS INC.

/s/ Andrew B. Stewart
Andrew B. Stewart, President and Director

Date: May 27, 2003.